                                                               EXHIBIT 4(a)(3)

------------------------------------------------------------------------------
------------------------------------------------------------------------------



                             SUPPLEMENTAL INDENTURE


                          DATED AS OF NOVEMBER 1, 1996



                          ____________________________



                       PUBLIC SERVICE COMPANY OF COLORADO



                                       TO


                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION,

                                                                      AS TRUSTEE


                          ____________________________


                   Creating an Issue of First Mortgage Bonds,
                               Collateral Series D



                          ____________________________


    (Supplemental to Indenture dated as of December 1, 1939, as amended)




------------------------------------------------------------------------------
------------------------------------------------------------------------------

     SUPPLEMENTAL INDENTURE, dated as of November 1, 1996, between PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (the "Company"), party of the first part, and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association, as successor trustee (the "Trustee") to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), party of the second part.

     WHEREAS, the Company heretofore executed and delivered to the Trustee its Indenture, dated as of December 1, 1939 (the "Principal Indenture"), to secure its First Mortgage Bonds from time to time issued thereunder; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for certain purposes, including the creation of series of bonds, the subjection to the lien of the Principal Indenture of property acquired after the execution and delivery thereof, the amendment of certain provisions of the Principal Indenture and the appointment of the successor Trustee; and

     WHEREAS, the Principal Indenture as supplemented and amended by all Supplemental Indentures heretofore executed by the Company and the Trustee is hereinafter referred to as the "Indenture," and, unless the context requires otherwise, references herein to Articles and Sections of the Indenture shall be to Articles and Sections of the Principal Indenture as so amended; and

     WHEREAS, the Company proposes to create a new series of First Mortgage Bonds to be designated as First Mortgage Bonds, Collateral Series D (the "Collateral Series D Bonds"), to be issued and delivered from time to time to the trustee under the 1993 Mortgage (as hereinafter defined) as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities constituting medium-term notes, all as hereinafter provided, and to vary in certain respects the covenants and provisions contained in Article V of the Indenture, to the extent that such covenants and provisions apply to the Collateral Series D Bonds; and

     WHEREAS, the Company, pursuant to the provisions of the Indenture, has, by appropriate corporate action, duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Collateral Series D Bonds and of specifying the form, provisions and particulars thereof, as in the Indenture provided or permitted and of giving to the Collateral Series D Bonds the protection and security of the Indenture; and

     WHEREAS, the Company has acquired the additional property hereinafter described, and the Company desires that such additional property so acquired be specifically subjected to the lien of the Indenture; and

     WHEREAS, the Company represents that all acts and proceedings required by law and by the charter and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers, necessary to make the Collateral Series D Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Principal Indenture and all indentures supplemental thereto, including this Supplemental Indenture, valid, binding and legal instruments for the security of the bonds of all series, including the Collateral Series D Bonds, in accordance with the terms of such bonds and such instruments, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     That Public Service Company of Colorado, the Company named in the Indenture, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in pursuance of the direction and authority of the Board of Directors of the Company given at a meeting thereof duly called and held, and in order to create the Collateral Series D Bonds and to specify the form, terms and provisions thereof, and to make definite and certain the lien of the Indenture upon the premises hereinafter described and to subject said premises directly to the lien of the Indenture, and to secure the payment of the principal of and premium, if any, and interest, if any, on all bonds from time to time outstanding under the Indenture, including the Collateral Series D Bonds, according to the terms of said bonds, and to secure the performance and observance of all of the covenants and conditions contained in the Indenture, has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto First Trust of New York, National Association, as Trustee, and its successor or successors in the trust and its and their assigns forever, the property described in Schedule B hereto (which is described in such manner as to fall within and under the headings or parts or classifications set forth in the Granting Clauses of the Principal Indenture);

     TO HAVE AND TO HOLD the same and all and singular the properties, rights, privileges and franchises described in the Principal Indenture and in the several Supplemental Indentures hereinabove referred to and in this Supplemental Indenture and owned by the Company on the date of the execution and delivery hereof (other than property of a character expressly excepted from the lien of the Indenture as therein set forth) unto the Trustee and its successor or successors and assigns forever;

     SUBJECT, HOWEVER, to permitted encumbrances as defined in the Indenture;

     IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons issued and to be issued under the Indenture, including the Collateral Series D Bonds, without preference, priority or distinction as to lien (except as any sinking, amortization, improvement or other fund established in accordance with the provisions of the Indenture or any indenture supplemental thereto may afford additional security for the bonds of any particular series) of any of said bonds over any others thereof by reason of series, priority in the time of the issue or negotiation thereof, or otherwise howsoever, except as provided in Section 2 of Article IV of the Indenture.

                                ARTICLE ONE

         CREATION AND DESCRIPTION OF THE COLLATERAL SERIES D BONDS

     SECTION 1. A new series of bonds to be issued from time to time under and secured by the Indenture is hereby created, the bonds of such new series to be designated First Mortgage Bonds, Collateral Series D. The Collateral Series
D Bonds shall be limited to an aggregate principal amount of Two Hundred
Fifty Million dollars ($250,000,000), excluding any Collateral Series D Bonds which may be authenticated and exchanged for or in lieu of or in substitution for or on transfer of other Collateral Series D Bonds pursuant to any provisions of the Indenture. The Collateral Series D Bonds shall not bear interest and each Collateral Series D Bond shall (a) be issued in such principal amount, (b) mature on such date not less than nine months nor more than thirty years from its Original Issue Date (as hereinafter defined), and
(c) have such other terms and conditions as shall not be inconsistent with the provisions of the Indenture, all as shall be specified by the Company in a certificate, executed by the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, delivered to the Trustee relating to such Collateral Series D Bond and referring to this Supplemental Indenture (each such certificate being deemed to constitute a part of this Supplemental Indenture and being hereinafter sometimes called an "Issuance Certificate"), such specification by such an officer of the Company in an Issuance Certificate having been heretofore authorized in a resolution of the Board of Directors of the Company.

     The principal of each Collateral Series D Bond shall be payable, upon presentation thereof, at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee (as hereinafter defined) is located, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     The Collateral Series D Bonds shall be issued and delivered from time to time by the Company to First Trust of New York, National Association, as successor trustee under the Indenture, dated as of October 1, 1993, as supplemented (the "1993 Mortgage"), of the Company to such trustee (the "1993 Mortgage Trustee"), as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities. As provided in the 1993 Mortgage, the Collateral Series D Bonds will be registered in the name of the 1993 Mortgage Trustee or its nominee and will be owned and held by the 1993 Mortgage Trustee, subject to the provisions of the 1993 Mortgage, for the benefit of the holders of all securities from time to time outstanding under the 1993 Mortgage, and the Company shall have no interest therein.

     Any payment by the Company under the 1993 Mortgage of the principal of any securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee of Collateral Series D Bonds (other than by the application of the proceeds of a payment in respect of such Collateral Series D Bonds) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such Collateral Series D Bonds which is then due.

     The Trustee may conclusively presume that the obligation of the Company to pay the principal of any Collateral Series D Bonds as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 1993 Mortgage Trustee, signed by an authorized officer thereof, stating that the principal of specified Collateral Series D Bonds has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

     Each Collateral Series D Bond shall be dated as of the date of its authentication.

     The Collateral Series D Bonds shall be issued as fully registered bonds only, in denominations of $1,000 and integral multiples thereof.

     The Collateral Series D Bonds shall be registerable and exchangeable at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, in the manner and upon the terms set forth in Section 5 of Article II of the Indenture; provided, however, that the Collateral Series D Bonds shall not be transferrable except to a successor trustee under the 1993 Mortgage. No service charge shall be made for any exchange or transfer of any Collateral Series D Bond.

     If and to the extent necessary to eliminate any apparent inconsistency between any provision of this Supplemental Indenture and any provision of the Indenture all Collateral Series D Bonds having the same Original Issue Date, Stated Maturity, interest rate, and other terms and conditions shall be deemed to be a separate series of bonds, and such Original Issue Date, Stated Maturity, interest rate, if any, and other terms and conditions shall be deemed to be a part of the designation of such series.

     As used herein, the term "Original Issue Date" shall mean, with respect to any Collateral Series D Bond, the date of authentication and delivery hereunder of such Collateral Series D Bond, or, in the case of any particular Collateral Series D Bond which has been authenticated and delivered upon the registration of transfer or exchange of, or in substitution for, another Collateral Series D Bond, the date of the original authentication and delivery hereunder of the first Collateral Series D Bond authenticated and delivered hereunder representing all or a portion of the same obligation as that evidenced by such particular Collateral Series D Bond; the term "Stated Maturity" shall mean, with respect to any Collateral Series D Bond, the date on which the principal of such Collateral Series D Bond is stated to be due and payable (without regard to any provision for acceleration, redemption or similar provisions); and the term "Maturity" shall mean, with respect to any Collateral Series D Bond, the date on which the principal of such Collateral Series D Bond becomes due and payable, whether at Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

       SECTION 2. The text of the Collateral Series D Bonds shall be substantially in the form attached hereto as Exhibit A.

       SECTION 3. The Collateral Series D Bonds may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture), from time to time, in accordance with the written order or orders of the Company.

                                ARTICLE TWO

                 REDEMPTION OF THE COLLATERAL SERIES D BONDS

     SECTION 1. No Collateral Series D Bond shall be subject to any sinking fund or other mandatory redemption (whether at the option of the holder thereof or otherwise) unless otherwise specified in the Issuance Certificate relating to such Collateral Series D Bond. Each Collateral Series D Bond shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to Stated Maturity, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

     SECTION 2. The provisions of Sections 3, 4, 5, 6 and 7 of Article V of the Indenture shall be applicable to the Collateral Series D Bonds, except that (a) no publication of notice of redemption of the Collateral Series D Bonds shall be required and (b) if less than all the Collateral Series D Bonds are to be redeemed, the Collateral Series D Bonds to be redeemed shall be selected from the maturities, and in the principal amounts, designated to the Trustee by the Company, and except as such provisions may otherwise be inconsistent with the provisions of this Article Two.

     SECTION 3. The holder of each and every Collateral Series D Bond issued hereunder hereby agrees to accept payment thereof prior to Stated Maturity on the terms and conditions provided for in this Article Two.

                               ARTICLE THREE

                     ACKNOWLEDGMENT OF RIGHT TO VOTE
                        OR CONSENT WITH RESPECT TO
                     CERTAIN AMENDMENTS TO INDENTURE

     The Company hereby acknowledges the right of the holders of the Collateral Series D Bonds to vote or consent with respect to any or all of the modifications to the Indenture referred to in Article Three of the Supplemental Indenture, dated as of March 1, 1980, irrespective of the fact that the Bonds of the Second 1987 Series are no longer outstanding; PROVIDED, HOWEVER, that such acknowledgment shall not impair (a) the right of the Company to make such modifications without the consent or other action of the holders of the Bonds of the 2020 Series or the bonds of any other series subsequently created under the Indenture with respect to which the Company has expressly reserved such right or (b) the right of the Company to reserve the right to make such modifications without the consent or other action of the holders of bonds of one or more, or any or all, series created subsequent to the creation of the Collateral Series D Bonds.

                                ARTICLE FOUR

                                 THE TRUSTEE

     The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions set forth in the Indenture and this Supplemental Indenture. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in Article XII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                               ARTICLE FIVE

                        MISCELLANEOUS PROVISIONS

     SECTION 1. Subject to the variations contained in Article Two of this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Principal Indenture, this Supplemental Indenture and all other indentures supplemental to the Principal Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the properties subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture.

     All covenants and provisions of the Indenture shall continue in full force and effect and this Supplemental Indenture shall form part of the Indenture.

     SECTION 2. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall not be a Business Day (as defined in the 1993 Mortgage), such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Supplemental Indenture.

     SECTION 3. The terms defined in the Indenture shall, for all purposes of this Supplemental Indenture, have the meaning specified in the Indenture except as set forth in Section 4 of this Article or otherwise set forth in this Supplemental Indenture or unless the context clearly indicates some other meaning to be intended.

     SECTION 4. Any term defined in Section 303 of the Trust Indenture Act of 1939, as amended, and not otherwise defined in the Indenture shall, with respect to this Supplemental Indenture and the Collateral Series D Bonds, have the meaning assigned to such term in Section 303 as in force on the date of the execution of this Supplemental Indenture.

     SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, and all of said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.




     IN WITNESS WHEREOF, Public Service Company of Colorado, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or any Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and First Trust of New York, National Association, the party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and its corporate seal to be affixed by one of its Vice Presidents and attested by one of its Assistant Secretaries, for and in its behalf, all as of the day and year first above written.

                                       PUBLIC SERVICE COMPANY OF COLORADO



                                       By:  /s/  R. C. KELLY
                                          ------------------------------------
                                          R. C. Kelly
                                          Senior Vice President, Treasurer,
                                          and Chief Financial Officer

ATTEST: /s/  W. WAYNE BROWN
       ----------------------------
       W. Wayne Brown
       Secretary


                                       FIRST TRUST OF NEW YORK,
                                       NATIONAL ASSOCIATION,
                                          AS TRUSTEE


                                       By:  /s/  CATHERINE F. DONOHUE
                                          ------------------------------------
                                          Catherine F. Donohue
                                          Vice President


ATTEST: /s/  ALFIA MONASTRA
       ---------------------------
       Alfia Monastra
       Assistant Secretary

STATE OF COLORADO          )
                           )  ss.:
CITY AND COUNTY OF DENVER  )


      On this 8th day of November, 1996, before me, Jo Lynn R. Rife, a duly authorized Notary Public in and for said City and County in the State aforesaid, personally appeared R. C. Kelly and W. Wayne Brown, to me known to be a Senior Vice President and the Secretary, respectively, of PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado, one of the corporations that executed the within and foregoing instrument; and the said R. C. Kelly and W. Wayne Brown, severally, acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                       /s/  JO LYNN R. RIFE
                                       ---------------------------------------
                                       Jo Lynn R. Rife
                                       Notary Public, State of Colorado
                                       Commission Expires April 27, 1998

STATE OF NEW YORK           )
                            )  ss.:
CITY AND COUNTY OF NEW YORK )


      On this 8th day of November, 1996, before me, Joanne E. Ilse, a duly authorized Notary Public in and for said City and County in the State aforesaid, personally appeared Catherine F. Donohue and Alfia Monastra, to me known to be a Vice President and an Assistant Secretary, respectively, of FIRST TRUST OF NEW YORK, National Association, a national banking association, one of the corporations that executed the within and foregoing instrument; and the said Catherine F. Donohue and Alfia Monastra, severally, acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                       /s/  JOANNE E. ILSE
                                       --------------------------------------
                                       Joanne E. Ilse
                                       Notary Public, State of New York
                                       Commission Expires October 4, 1997

                                                                   EXHIBIT A

                        FORM OF COLLATERAL SERIES D BOND

      THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE INDENTURE, DATED AS OF OCTOBER 1, 1993, AS SUPPLEMENTED, BETWEEN PUBLIC SERVICE COMPANY OF COLORADO AND FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, AS SUCCESSOR TRUSTEE THEREUNDER.


                       PUBLIC SERVICE COMPANY OF COLORADO

                             FIRST MORTGAGE BOND,

                             COLLATERAL SERIES D



REGISTERED                                                           REGISTERED


NO..................                                                 $.........

                       ORIGINAL ISSUE DATE:
                       STATED MATURITY:
                       OTHER/ADDITIONAL PROVISIONS:
                       ADDENDUM ATTACHED
                                  [  ] YES
                                  [  ] NO


      FOR VALUE RECEIVED, PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (hereinafter sometimes called the "Company"), promises to pay to First Trust of New York, National Association, as successor trustee (the "1993 Mortgage Trustee") under the Indenture, dated as of October 1, 1993 (the "1993 Mortgage"), of the Company, or registered assigns,

Dollars on the Stated Maturity specified above (unless this bond shall then be deemed to have been paid in accordance with the provisions of the Indenture referred to below) at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located. This bond shall not bear interest. The principal of this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     Any payment by the Company under the 1993 Mortgage of the principal of securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee of this bond (the "1993 Mortgage Securities") (other than by the application of the proceeds of a payment in respect of this bond) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of this bond which is then due.

     If an Addendum is attached hereto or "Other/Additional Provisions" apply to this bond, this bond shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

     This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by a certain indenture, dated as of December 1, 1939, made by the Company to First Trust of New York, National Association, as successor trustee (hereinafter called the "Trustee"), to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), as amended and supplemented by several indentures supplemental thereto, including the Supplemental Indenture dated as of November 1, 1996 (said Indenture as amended and supplemented by said indentures supplemental thereto being hereinafter called the "Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds, under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and of all indentures supplemental thereto in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture); PROVIDED, HOWEVER, that without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of this bond or reduce the principal amount hereof or effect any other modification of the terms of payment of such principal or will reduce the percentage of bonds required for the aforesaid actions under the Indenture. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of bonds created after October 31, 1975 (including this series) so as to change 75% in the foregoing sentence to 60% and to change certain procedures relating to bondholders' meetings. This bond is one of a series of bonds designated as the First Mortgage Bonds, Collateral Series D, of the Company.

     Unless otherwise specified in an Addendum attached hereto, this bond shall not be subject to any sinking fund or other mandatory redemption (whether at the option of the holder hereof or otherwise). This bond shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to the Stated Maturity specified above, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

     The principal of this bond may be declared or may become due before the Stated Maturity specified above, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an event of default as therein provided.

     This bond is not transferable except to a successor trustee under the 1993 Mortgage, any such transfer to be made at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, upon surrender and cancellation of this bond, and thereupon a new bond of this series of a like principal amount and having the same Original Issue Date, Stated Maturity and other terms and conditions, will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company, the Trustee, any paying agent and any registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series of the same aggregate principal amount, and having the same Original Issue Date, Stated Maturity, and other terms and conditions, all as provided in the Indenture. No service charge shall be made to any holder of any bond of this series for any exchange or transfer of bonds.

     No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, shareholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders), any and all such liability of incorporators, shareholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

     This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by First Trust of New York, National Association, or its successor, as Trustee under the Indenture.

     IN WITNESS WHEREOF, Public Service Company of Colorado has caused this bond to be signed in its name by the facsimile signature of a Senior Vice President and its corporate seal to be imprinted hereon and attested by the facsimile signature of its Secretary.

Dated:                                 PUBLIC SERVICE COMPANY OF COLORADO


                                       By:
                                          -----------------------------------
                                                Senior Vice President

ATTEST:
       ----------------------------
         Secretary



                         CERTIFICATE OF AUTHENTICATION


     This is one of the securities of the series designated therein referred to in the within-mentioned Supplemental Indenture.

Dated:                                 FIRST TRUST OF NEW YORK,
                                       NATIONAL ASSOCIATION,
                                          AS TRUSTEE


                                       By:
                                          -----------------------------------
                                                  Authorized Officer

                                                                     SCHEDULE A


                          SUPPLEMENTAL INDENTURES

   DATE OF                                                                  PRINCIPAL
 SUPPLEMENTAL                                              PRINCIPAL         AMOUNT
  INDENTURE               SERIES OF BONDS                AMOUNT ISSUED     OUTSTANDING
------------              ---------------                -------------     -----------
March 14, 1941                 None                                --               --
May 14, 1941                   None                                --               --
April 28, 1942                 None                                --               --
April 14, 1943                 None                                --               --
April 27, 1944                 None                                --               --
April 18, 1945                 None                                --               --
April 23, 1946                 None                                --               --
April 9, 1947                  None                                --               --
June 1, 1947*         2-7/8% Series due 1977              $40,000,000             None
April 1, 1948                  None                                --               --
May 20, 1948                   None                                --               --
October 1, 1948       3-1/8% Series due 1978               10,000,000             None
April 20, 1949                 None                                --               --
April 24, 1950                 None                                --               --
April 18, 1951                 None                                --               --
October 1, 1951       3-1/4% Series due 1981               15,000,000             None
April 21, 1952                 None                                --               --
December 1, 1952               None                                --               --
April 15, 1953                 None                                --               --
April 19, 1954                 None                                --               --
October 1, 1954*      3-1/8% Series due 1984               20,000,000             None
April 18, 1955                 None                                --               --
April 24, 1956                 None                                --               --
May 1, 1957*          4-3/8% Series due 1987               30,000,000             None
April 10, 1958                 None                                --               --
May 1, 1959           4-5/8% Series due 1989               20,000,000             None
April 18, 1960                 None                                --               --


   DATE OF                                                                  PRINCIPAL
 SUPPLEMENTAL                                              PRINCIPAL         AMOUNT
  INDENTURE               SERIES OF BONDS                AMOUNT ISSUED     OUTSTANDING
------------              ---------------                -------------     -----------
April 19, 1961                 None                                --               --
October 1, 1961        4-1/2% Series due 1991              30,000,000             None
March 1, 1962          4-5/8% Series due 1992               8,800,000             None
June 1, 1964           4-1/2% Series due 1994              35,000,000             None
May 1, 1966            5-3/8% Series due 1996              35,000,000             None
July 1, 1967*          5-7/8% Series due 1997              35,000,000       35,000,000
July 1, 1968*          6-3/4% Series due 1998              25,000,000       25,000,000
April 25, 1969                 None                                --               --
April 21, 1970                 None                                --               --
September 1, 1970      8-3/4% Series due 2000              35,000,000             None
February 1, 1971       7-1/4% Series due 2001              40,000,000             None
August 1, 1972         7-1/2% Series due 2002              50,000,000             None
June 1, 1973           7-5/8% Series due 2003              50,000,000             None
March 1, 1974        Pollution Control Series A            24,000,000       22,500,000
December 1, 1974     Pollution Control Series B            50,000,000             None
October 1, 1975        9-3/8% Series due 2005              50,000,000             None
April 28, 1976                 None                                --               --
April 28, 1977                 None                                --               --
November 1, 1977*      8-1/4% Series due 2007              50,000,000             None
April 28, 1978                 None                                --               --
October 1, 1978        9-1/4% Series due 2008              50,000,000             None
October 1, 1979*     Pollution Control Series C            50,000,000             None
March 1, 1980*          15% Series due 1987                50,000,000             None
April 28, 1981                 None                                --               --
November 1, 1981*    Pollution Control Series D            27,380,000             None
December 1, 1981*     16-1/4% Series due 2011              50,000,000             None
April 29, 1982                 None                                --               --
May 1, 1983*         Pollution Control Series E            42,000,000             None
April 30, 1984                 None                                --               --
March 1, 1985*          13% Series due 2015                50,000,000             None


   DATE OF                                                                  PRINCIPAL
 SUPPLEMENTAL                                              PRINCIPAL         AMOUNT
  INDENTURE               SERIES OF BONDS                AMOUNT ISSUED     OUTSTANDING
------------              ---------------                -------------     -----------
November 1, 1986*    Pollution Control Series F            27,250,000       27,250,000
May 1, 1987*           8.95% Series due 1992               75,000,000             None
July 1, 1990*         9-7/8% Series due 2020               75,000,000       75,000,000
December 1, 1990*    Secured Medium-Term Notes,           191,500,000**    108,500,000
                             Series A
March 1, 1992*      8-1/8% Series due 2004 and             100,000,000     100,000,000
                      8-3/4% Series due 2022               150,000,000     150,000,000
April 1, 1993*       Pollution Control Series G             79,500,000      79,500,000
June 1, 1993*        Pollution Control Series H             50,000,000      50,000,000
November 1, 1993*      Collateral Series A                 134,500,000     134,500,000
January 1, 1994*    Collateral Series B due 2001           102,667,000     102,667,000
                    Collateral Series B due 2024           110,000,000     110,000,000
September 2, 1994        (appointment of                          None            None
                        successor trustee)
May 1, 1996*        Collateral Series C due 2006           125,000,000     125,000,000

-------------------
*  Contains amendatory provisions
** $200,000,000 authorized

                                                                   SCHEDULE B

                           PROPERTY DESCRIPTION


                                PART FIRST

                                 (Plants)

     The following electric generating plants, gas generating plants, gas holders, steam plant, ice plant, pressure pipe lines, gravity pipe lines, reservoir sites, power sites, gas regulating stations, substations and other properties of the Company, including all dams, power houses, transmission lines, buildings, forebays, reservoirs, races, raceways, pipes, head works, structures and works, and the lands of the Company on which the same are situated, and all the Company's lands, easements, rights, rights-of-way, water rights, rights to the use of water, including all of the Company's right, title and interest in and to any and all decrees therefor, flowage rights, flooding rights, permits, franchises, consents, privileges, licenses, poles, towers, wires, switch racks, insulators, pipes, machinery, engines, boilers, gas benches, condensers and scrubbers, exhausters, blowers and pumps, motors, gas boosters, air condensers, water pumps, governors, purifiers, tar separators, washers, automobiles, trucks, office furniture and fixtures, regulators, meters, tools, appliances, equipment, appurtenances and supplies forming a part of or appertaining to said plants, holders, sites, stations or other properties, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction or connection therewith, all situated in the State of Colorado and the counties thereof, more particularly described as follows:

                               ADAMS COUNTY

1.  SKYLAKE RANCH METER STATION

A TRACT OF LAND BEING A PORTION OF THE SOUTHWEST ONE-QUARTER OF SECTION 5, TOWNSHIP 2 SOUTH, RANGE 67 WEST OF THE SIXTH PRINCIPAL MERIDIAN, COUNTY OF ADAMS, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BASIS OF BEARINGS:   THE NORTH LINE OF THE SOUTHWEST ONE-QUARTER OF SAID
                     SECTION 5 BEING CONSIDERED TO BEAR N89 DEGREES 46'24"E.

COMMENCING AT THE WEST ONE-QUARTER CORNER OF SAID SECTION 5; THENCE 65 DEGREES 15'14"E A DISTANCE OF 2076.09 FEET TO A POINT ON THE SOUTHERLY LINE OF A 50.00-FOOT WIDE COLORADO-WYOMING GAS COMPANY EASEMENT AS DESCRIBED IN BOOK 430 AT PAGE 446 IN THE ADAMS COUNTY RECORDS; THENCE S57 DEGREES 43'31"E AND ALONG THE SOUTHERLY LINE OF SAID 50.00-FOOT COLORADO-WYOMING GAS COMPANY

EASEMENT A DISTANCE OF 125.00 FEET TO A POINT ON THE NORTHWESTERLY LINE OF A 75.00-FOOT WIDE PUBLIC SERVICE COMPANY UTILITY EASEMENT AS DESCRIBED IN BOOK 999 AT PAGE 261 IN THE ADAMS COUNTY RECORDS; THENCE S47 DEGREES 15'58"W AND ALONG THE NORTHWESTERLY LINE OF SAID 75.00-FOOT WIDE PUBLIC SERVICE COMPANY EASEMENT A DISTANCE OF 75.00 FEET; THENCE N57 DEGREES 43'31"W A DISTANCE OF
125.00 FEET; THENCE N47 DEGREES 15'58"E A DISTANCE OF 75.00 FEET TO THE POINT OF BEGINNING, CONTAINING 9,055 SQUARE FEET OR 0.208 ACRES.




                                    II-2